Exhibit 3.1

CERTIFICATE OF DESIGNATIONS
OF
SERIES A PARTICIPATING PREFERRED STOCK
OF
BASIC ENERGY SERVICES, INC.

The undersigned duly authorized officer of Basic Energy Services, Inc., a Delaware corporation (the “Corporation”), in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, hereby certifies that, pursuant to the authority conferred upon the board of directors of the Corporation (the “Board of Directors”) by the Second Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the Board of Directors on March 8, 2020 adopted a resolution which creates a series of preferred stock of the Corporation designated as Series A Participating Preferred Stock as follows:

RESOLVED, that pursuant to Section 151(g) of the General Corporation Law of the State of Delaware and the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation, a series of preferred stock, par value $0.01 per share, of the Corporation be, and hereby is, created and the powers, designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, be, and hereby are, as follows:

Section 1.    Designation and Amount. The shares of such series shall be designated as “Series A Participating Preferred Stock” (the “Series A Preferred Stock”), par value $0.01 per share, and the number of shares constituting such series shall be 118,805. Subject to the Certificate of Incorporation, such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.
Section 2.    Dividends and Distributions.
(a)    The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, dividends with respect to each share of Series A Preferred Stock in an amount per share equal to, subject to the provisions for adjustment hereinafter set forth, one thousand (1,000) times the aggregate per share amount of each cash dividend declared on the common stock, $0.01 par value per share, of the Corporation (the “Common Stock”). In the event the Corporation shall, at any time after the issuance of any share or fraction of a share of Series A Preferred Stock, make any distribution on the shares of Common Stock, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Corporation or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence, a distribution or dividend of shares of Common Stock or other capital stock of the Corporation or a distribution of options, rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the fair market value (as determined by the Board of Directors) of such share of Common Stock or a subdivision or split of the outstanding shares of Common Stock by reclassification or otherwise), then, and in each such event, the Corporation shall simultaneously pay on each then outstanding share of Series A Preferred Stock a distribution, in like kind, of one thousand (1,000) times the aggregate distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series A Preferred Stock to which holders thereof are entitled pursuant to the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as “Dividends” and the multiple of such cash and non-cash dividends on the Common Stock applicable to the determination of the Dividends, which initially shall be one thousand (1,000) but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Dividend Multiple.” In the event the Corporation shall at any time declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation, reverse split or reclassification of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(b)    The Corporation shall declare each Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a full Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid or set aside for payment (as the case may be), on the Series A Preferred Stock.
(c)    The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of any Dividend declared thereon, which record date shall not be more than sixty (60) days prior to the date fixed for the payment thereof and, if a record date is fixed for a dividend or distribution on the Common Stock in respect of which a Dividend is required to be paid, such record date for such Dividend shall be the same record date as fixed for such dividend or distribution on the Common Stock.
Section 3.    Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:
(a)    Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to one thousand (1,000) votes on all matters submitted to a vote of the holders of Common Stock. The number of votes which a holder of shares of Series A Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Vote Multiple.” In the event the Corporation shall at any time declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation, reverse split or reclassification of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Preferred

Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(b)    Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of holders of Common Stock.
(c)    Except as otherwise required by the Certificate of Incorporation, by law or as set forth herein, holders of Series A Preferred Stock shall have no other special voting rights with respect to the Series A Preferred Stock and their consent shall not be required for the taking of any corporate action.
Section 4.    Optional Conversion.
(a)    Corporation’s Right to Convert. The Corporation may, at any time in its sole option on any date set by the Board of Directors elect to convert, subject to the conversion procedures set forth in this Section 4(a) and the limitations, if any, imposed by the General Corporation Law of the State of Delaware, all or any portion of the outstanding shares of Series A Preferred Stock into shares of authorized but unissued shares of Common Stock, on the following terms and conditions (any such conversion pursuant to this Section 4(a) or Section 4(b), an “Optional Conversion”):
(i)    The Corporation may elect to convert all or any portion of the outstanding shares of Series A Preferred Stock into a number of shares of Common Stock equal to the product of (i) the number of shares of Series A Preferred Stock being so converted and (ii) the Conversion Multiple, with fractional shares of Common Stock rounded up or down as provided herein. The number of shares of Common Stock to which each holder of a share of Series A Preferred Stock may be entitled upon Optional Conversion pursuant to this Section 4(a) shall be the number of shares of Series A Preferred Stock held of record by such holder to be converted as of the Conversion Date multiplied by the Conversion Multiple, with any fractional share of Common Stock to which such holder is entitled being rounded up or down to the nearest whole share (with 0.5 being rounded up) (the “Conversion Amount”). The “Conversion Multiple” initially shall be one thousand (1,000) but shall be adjusted from time to time as hereinafter provided. In the event the Corporation shall at any time declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation, reverse split or reclassification of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then, in each such case, the Conversion Multiple thereafter applicable to the determination of the Conversion Amount to which holders of Series A Preferred Stock shall be entitled after such event shall be the Conversion Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
(ii)    In order to effectuate an Optional Conversion of shares of Series A Preferred Stock pursuant to Section 4(a), the Corporation shall submit a written notice to the holders of shares of Series A Preferred Stock, or otherwise provide such notice as may be required by the applicable procedures of DTC, stating (1) that the Corporation elects to convert the number of shares of Series A Preferred Stock specified in such notice to the holders of the shares of Series A Preferred Stock being converted, (2) the Conversion Amount applicable to each such holder and (3) the date on which such conversion shall occur (the “Conversion Date”). The conversion of all shares of Series A Preferred Stock with respect to which an Optional Conversion election is made, and the issuance of all shares of Common Stock to be issued pursuant to such conversion, shall be effective as of the Conversion Date for such election. As promptly as practicable following each Conversion Date, the Corporation or the Transfer Agent shall deliver to the applicable holder, by delivery of stock certificate or book-entry delivery via DTC to the account(s) specified by DTC, a number of shares of Common Stock equal to the number of shares to which such holder is entitled pursuant to the Optional Conversion of the shares of such holder’s Series A Preferred Stock that were converted as of such Conversion Date.
(iii)    With respect to each Optional Conversion pursuant to Section 4(a) of less than all outstanding shares of Series A Preferred Stock, the conversion of shares of Series A Preferred Stock pursuant to such Optional Conversion shall be effectuated by the Corporation pro rata among all holders of shares of Series A Preferred Stock.
(b)    Holder’s Right to Convert. Each holder of Series A Preferred Stock may elect to convert, at the option of such holder, at any time in such holder’s sole discretion, subject to the conversion procedures set forth in this Section 4(b) and the limitations, if any, imposed by the General Corporation Law of the State of Delaware, all or any portion of the outstanding shares of Series A Preferred Stock held by such holder into authorized but unissued shares of Common Stock out of the Available Shares, on the following terms and conditions:
(i)    A holder of Series A Preferred Stock may elect to convert all or any portion of the outstanding shares of Series A Preferred Stock held by such holder into a number of shares of Common Stock equal to the product of (1) the number of shares of Series A Preferred Stock being so converted and (2) the Conversion Multiple, with fractional shares of Common Stock rounded up or down as provided herein. The number of shares of Common Stock to which such holder may be entitled upon Optional Conversion pursuant to this Section 4(b) shall be the number of shares of Series A Preferred Stock held of record by such holder to be converted as of the Conversion Date multiplied by the Conversion Multiple, with any fractional share of Common Stock to which such holder is entitled being rounded up or down to the nearest whole share (with 0.5 being rounded up).
(ii)    In order to effectuate an Optional Conversion of shares of Series A Preferred Stock pursuant to Section 4(b), a holder of Series A Preferred Stock shall (1) submit a written notice to the Corporation, or otherwise provide such notice as may be required by the applicable procedures of DTC, (such notice, a “Holder Conversion Notice”) stating that such holder elects to convert shares of Series A Preferred Stock and the number of shares such holder elects to convert and (2) if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Series A Preferred Stock at the office of the Corporation or as otherwise directed in writing by the Corporation. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or its attorney duly authorized in writing. Upon receipt of a Holder Conversion Notice, the Corporation shall set the “Conversion Date” for such Optional Conversion, which shall be not less than three Business Days or more than 20 Business Days following receipt by the Corporation of the applicable Holder Conversion Notice, and the shares of Common Stock issuable upon conversion of the specified shares of Series A Preferred Stock shall be deemed to be outstanding of record as of such date.

As promptly as practicable following each Conversion Date, the Corporation or the Transfer Agent shall deliver to the applicable holder, by delivery of stock certificate or book-entry delivery via DTC to the account(s) specified by DTC, a number of shares of Common Stock equal to the number of shares to which such holder is entitled pursuant to the Optional Conversion of the shares of such holder’s Series A Preferred Stock that were converted as of such Conversion Date.
(c)    The Transfer Agent, if applicable, or the Corporation shall maintain a written record that lists each Optional Conversion election that is made and, with respect to each such election, (A) the number of shares of Series A Preferred Stock with respect which such election was made and (B) the Conversion Date(s) for the shares of Series A Preferred Stock converted pursuant to such election and the number of shares of Common Stock issued pursuant to such Optional Conversion on each such Conversion Date.
(d)    All shares of Series A Preferred Stock that are converted pursuant to Optional Conversion shall automatically, upon such conversion, be cancelled and retired and cease to exist, and shall not thereafter be reissued or sold and shall return to the status of authorized but unissued shares of preferred stock undesignated as to series. Upon the conversion of shares of Series A Preferred Stock pursuant to Optional Conversion, all such shares of Series A Preferred Stock shall thereupon cease to confer upon the holder thereof any rights (other than the right to receive the shares of Common Stock that such holder is entitled to receive pursuant to such Optional Conversion and all Dividends payable on the shares of Series A Preferred Stock in respect of any period prior to the date of the conversion of the shares of Series A Preferred Stock pursuant to Optional Conversion) of a holder of shares Series A Preferred Stock, and the person(s) in whose name the shares of Common Stock are to be issued upon such Optional Conversion shall be deemed to have become the holder(s) of record of such shares of Common Stock as of the date of conversion pursuant to Optional Conversion.
(e)    All shares of Common Stock delivered upon any Optional Conversion will, upon such conversion, be duly and validly authorized and issued, fully paid and nonassessable, free from all preemptive rights, free from all taxes, liens, security interests, charges and encumbrances (other than liens, security interests, charges or encumbrances created by or imposed upon the holder thereof or taxes in respect of any transfer occurring contemporaneously therewith involving the issuance or delivery of shares in name other than that of the holder of the shares to be converted) and shall not be subject to any legend restricting trading thereof other than as provided for in the Certificate of Incorporation.
Section 5.    Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of preferred stock, without designation as to series, and such shares may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors.
Section 6.    Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled to receive for each share of Series A Preferred Stock, subject to adjustment as hereinafter provided, an amount equal to the product of (a) the aggregate amount to be distributed per share to holders of Common Stock and (b) the Liquidation Multiple. The amount to which each holder of a share of Series A Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Corporation pursuant to this Section 6 is hereinafter referred to as the “Participating Liquidation Amount.” The “Liquidation Multiple” initially shall be one thousand (1,000) but shall be adjusted from time to time as hereinafter provided. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation, reverse split or reclassification of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then, in each such case, the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series A Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
Section 7.    Consolidation, Merger, Combination or Other Transaction In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event.
Section 8.    Effective Time of Adjustments.
(a)    Adjustments to the Series A Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.
(b)    The Corporation shall give prompt written notice to each holder of a share of Series A Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Corporation of such shares required by the provisions of this Certificate of Designations. Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.
Section 9.    No Redemption. The shares of Series A Preferred Stock shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence, the Corporation may acquire shares of Series A Preferred Stock in any other manner permitted by law, the provisions hereof and the Certificate of Incorporation.
Section 10.    Ranking. Unless otherwise provided in the Certificate of Incorporation, or a certificate of designations relating to a subsequent series of preferred stock of the Corporation, the Series A Preferred Stock shall rank junior to all other series of the Corporation’s preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and senior to the Common Stock.
Section 11.    Amendment. The provisions hereof, the Certificate of Incorporation and the Third Amended and Restated Bylaws of the Corporation (the “Bylaws”) shall not be amended, by merger, consolidation or otherwise, in any manner which would adversely affect the rights, privileges or powers of the Series A Preferred Stock without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of two-thirds (2/3) of the outstanding shares of Series A Preferred Stock, voting separately as a single class.
Section 12.    Fractional Shares. Shares representing Series A Preferred Stock may, but are not required to, be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of shares of Series A Preferred Stock. Any reference in this Certificate of Designations to shares of Series A Preferred Stock shall be deemed also to refer to fractions of shares of Series A Preferred Stock.
Section 13.    Uncertificated Shares; Certificated Shares; Transfers and Exchanges of Series A Preferred Stock.
(a)    Uncertificated Shares.
(i)    Form. Notwithstanding anything to the contrary herein, unless requested in writing by a holder of shares of Series A Preferred Stock to the Corporation, the shares of Series A Preferred Stock shall be in uncertificated, book entry form as permitted by the Bylaws and the General Corporation Law of the State of Delaware. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall, or shall cause the Transfer Agent to, send to the registered owner thereof an Ownership Notice.
(ii)    Transfer. Transfers of Series A Preferred Stock held in uncertificated, book-entry form shall be made only upon the transfer books of the Corporation kept at an office of the Transfer Agent upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock. The Corporation may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper and not in contravention of any legends or other restrictions on transfer.
(iii)    Legends.
(1)    Each Ownership Notice issued with respect to a share of Series A Preferred Stock shall bear a legend in substantially the following form:
“SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE CERTIFICATE OF INCORPORATION OF BASIC ENERGY SERVICES, INC. (THE “COMPANY”), INCLUDING THE CERTIFICATES OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED AND RESTATED FROM TIME TO TIME, THE “CHARTER”). THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS NOTICE BY REFERENCE.”

(2)    Each Ownership Notice issued with respect to a share of Transfer Restricted Security shall, in addition to the legend required by Section 13(a)(iii)(1), bear a legend in substantially the following form:
“THE SECURITIES IDENTIFIED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.”
(3)    Each Ownership Notice issued with respect to a share of Series A Preferred Stock issued in global form and deposited with or on behalf of DTC shall, in addition to the legend required by Section 13(a)(iii)(1), bear a legend in substantially the following form:
“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW.”
(b)    Certificated Shares.
(i)    Form and Dating. When a share of Series A Preferred Stock is in certificated form (“Certificated Series A Preferred Stock”), the Series A Preferred Stock certificate and the Transfer Agent’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Certificate of Designations. The Series A Preferred Stock certificate may have notations, legends or endorsements required by applicable Law, stock exchange rules, agreements to which the Corporation is subject, if any, or usage; provided that any such notation, legend or endorsement is in a form acceptable to the Corporation. Each Series A Preferred Stock certificate shall be dated the date of its authentication.
(ii)    Execution and Authentication. Two authorized Officers shall sign each Series A Preferred Stock certificate for the Corporation by manual or facsimile signature.
If an Officer whose signature is on a Series A Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Series A Preferred Stock certificate, the Series A Preferred Stock certificate shall be valid nevertheless.

A Series A Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually or by facsimile signs the certificate of authentication on the Series A Preferred Stock certificate. The signature shall be conclusive evidence that the Series A Preferred Stock certificate has been authenticated under this Certificate of Designations.
The Transfer Agent shall authenticate and deliver certificates for shares of Series A Preferred Stock for original issue upon a written order of the Corporation signed by two Officers or by an Officer and an Assistant Treasurer of the Corporation. Such order shall specify the number of shares of Series A Preferred Stock to be authenticated and the date on which the original issue of the Series A Preferred Stock is to be authenticated.
The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Corporation to authenticate the certificates for the Series A Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for the Series A Preferred Stock whenever the Transfer Agent may do so. Each reference in this Certificate of Designations to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.
(iii)    Transfer and Exchange. When Certificated Series A Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Series A Preferred Stock or to exchange such Certificated Series A Preferred Stock for an equal number of shares of Certificated Series A Preferred Stock, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Series A Preferred Stock surrendered for transfer or exchange:
(1)    shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Corporation and the Transfer Agent, duly executed by the holder thereof or its attorney duly authorized in writing; and
(2)    is being transferred or exchanged pursuant to subclause (A) or (B) below, and is accompanied by the following additional information and documents, as applicable: (A) if such Certificated Series A Preferred Stock is being delivered to the Transfer Agent by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect in substantially the form of Exhibit B hereto; or (B) if such Certificated Series A Preferred Stock is being transferred to the Corporation or to a “qualified institutional buyer” in accordance with Rule 144 under the Securities Act or pursuant to another exemption from registration under the Securities Act, (I) a certification to that effect (in substantially the form of Exhibit B hereto) and (II) if the Corporation so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 13(b)(iv).
(iv)    Legends.
(1)    Each certificate evidencing Certificated Series A Preferred Stock shall bear a legend in substantially the following form:
“SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE CERTIFICATE OF INCORPORATION OF BASIC ENERGY SERVICES, INC. (THE “COMPANY”), INCLUDING THE CERTIFICATES OF DESIGNATIONS INCLUDED THEREIN (AS FURTHER AMENDED AND

RESTATED FROM TIME TO TIME, THE “CHARTER”), THE COMPANY IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER. THE TERMS OF THE CHARTER ARE HEREBY INCORPORATED INTO THIS CERTIFICATE BY REFERENCE.
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”
(2)    Each certificate evidencing Certificated Series A Preferred Stock issued with respect to Transfer Restricted Securities shall, in addition to the legends required in Section 13(b)(iv)(1), bear a legend in substantially the following form:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.
THE FORGOING LEGEND WILL BE REMOVED AND A NEW CERTIFICATE PROVIDED WITH RESPECT TO THESE SECURITIES UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.”
(3)    Each certificate evidencing Series A Preferred Stock issued in global form shall, shall in addition to the legends required in Section 13(b)(iv)(1) and Section 13(b)(iv)(2), as applicable, bear a legend in substantially the following form:
“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY

SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW.”
(4)    Upon any sale or transfer of a Transfer Restricted Security held in certificated form pursuant to Rule 144 under the Securities Act or another exemption from registration under the Securities Act or an effective registration statement under the Securities Act, the Transfer Agent shall permit the holder thereof to exchange such Transfer Restricted Security for Certificated Series A Preferred Stock that does not bear a restrictive legend and rescind any restriction on the transfer of such Transfer Restricted Security.
(v)    Replacement Certificates. If any of the Series A Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Preferred Stock certificate, or in lieu of and substitution for the Series A Preferred Stock certificate lost, stolen or destroyed, a new Series A Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Series A Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Preferred Stock certificate and a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction, if requested, satisfactory to the Corporation and the Transfer Agent.
(vi)    Cancellation. In the event the Corporation shall purchase or otherwise acquire Certificated Series A Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancellation. The Transfer Agent and no one else shall cancel and destroy all Series A Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Corporation unless the Corporation directs the Transfer Agent to deliver cancelled Series A Preferred Stock certificates to the Corporation. The Corporation may not issue new Series A Preferred Stock certificates to replace Series A Preferred Stock certificates to the extent they evidence Series A Preferred Stock which the Corporation has purchased or otherwise acquired.
(c)    Certain Obligations with Respect to Transfers and Exchanges of Series A Preferred Stock.
(i)    To permit registrations of transfers and exchanges, the Corporation shall execute and the Transfer Agent shall authenticate Certificated Series A Preferred Stock as required pursuant to the provisions of this Section 13(c).
(ii)    All shares of Series A Preferred Stock, whether or not Certificated Series A Preferred Stock, issued upon any registration of transfer or exchange of such shares of Series A Preferred Stock shall be the valid obligations of the Corporation, entitled to the same benefits under this Certificate of Designations as the shares of Series A Preferred Stock surrendered upon such registration of transfer or exchange.
(iii)    Prior to due presentment for registration of transfer of any shares of Series A Preferred Stock, the Transfer Agent and the Corporation may deem and treat the Person in whose name such shares of Series A Preferred Stock are registered as the absolute owner of such Series A Preferred Stock and neither the Transfer Agent nor the Corporation shall be affected by notice to the contrary.

(iv)    No service charge shall be made to a holder for any registration of transfer or exchange of any Series A Preferred Stock on the transfer books of the Corporation or the Transfer Agent or upon surrender of any Series A Preferred Stock certificate at the office of the Transfer Agent maintained for that purpose. However, the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Series A Preferred Stock if the person receiving shares in connection with such transfer or exchange is not the holder thereof.
(d)    No Obligation of the Transfer Agent. The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Certificate of Designations or under applicable law with respect to any transfer of any interest in any Series A Preferred Stock other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Certificate of Designations, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Section 14.    Definitions. As used in this Certificate of Designations, the following terms have the following meanings:
(a)    “Available Shares” means, as of any date of determination, all authorized but unissued shares of Common Stock less any shares of Common Stock reserved by the Corporation for issuances for other purposes, including, without limitation, pursuant to options and other awards granted under the Corporation’s incentive plans or other securities exercisable or exchangeable for, or convertible into, shares of Common Stock.
(b)    “Business Day” means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.
(c)    “DTC” means The Depository Trust Company.
(d)    “Officer” means the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Corporation.
(e)    “Ownership Notice” shall mean the notice of ownership of capital stock of the Corporation containing the information required to be set forth or stated on certificates pursuant to the General Corporation Law of the State of Delaware and, in the case of an issuance of capital stock by the Corporation, in substantially the form attached hereto as Exhibit C.
(f)    “Securities Act” means the Securities Act of 1933, as amended.
(g)    “Transfer Agent” means the transfer agent that may be appointed from time to time by the Corporation to maintain a register and record transfers of record ownership of the shares of Series A Preferred Stock.
(h)    “Transfer Restricted Securities” shall mean each share of Series A Preferred Stock until (i) such shares shall be freely tradeable pursuant to an exemption from registration under the Securities Act under Rule 144 thereunder or (ii) such shares are covered under an effective Registration Statement, in each case unless otherwise agreed to by the Corporation and the holder thereof.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations and affirmed the foregoing as true under the penalties of perjury this 9th day of March, 2020.

BASIC ENERGY SERVICES, INC.

By:	/s/ Keith L. Schilling
Name:	Keith L. Schilling
Title:	President & CEO

EXHIBIT A
FORM OF SERIES A PREFERRED STOCK
FACE OF SECURITY
[Legends to be added as provided in Section 13(b)(iv) of Certificate of Designations]

Certificate Number                         [_______________________] Shares of
[_________________________]                        Series A Series A Preferred Stock

Series A Preferred Stock
of
BASIC ENERGY SERVICES, INC.
BASIC ENERGY SERVICES, INC., a Delaware corporation (the “Company”), hereby certifies that [________________] (the “Holder”) is the registered owner of [________________] fully paid and non-assessable shares of preferred stock, par value $0.01 per share, of the Company designated as the Series A Participating Preferred Stock (the “Series A Preferred Stock”). The shares of Series A Preferred Stock are transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Stock represented hereby are set forth in the Certificate of Designations dated March 9, 2020, as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Company at its principal place of business.
Reference is hereby made to select provisions of the Series A Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.
Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.
IN WITNESS WHEREOF, the Company has executed this certificate this __________ day of ______________, _______.
BASIC ENERGY SERVICES, INC.

By:
Name:
Title:

By:
Name:
Title:

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION
These are shares of the Series A Preferred Stock referred to in the within-mentioned Certificate of Designations.
Dated:
[______________________________],
as Transfer Agent,

By:
Authorized Signatory

REVERSE OF SECURITY
Dividends on each share of Series A Preferred Stock shall be payable, when, as and if declared by the Company’s Board of Directors out of legally available funds as provided in the Certificate of Designations.
The Company will furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Series A Preferred Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Series A Preferred Stock Certificate)

Signature Guarantee:	[1]

1Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B
CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER OF SERIES A PREFERRED STOCK

Re:	Series A Participating Preferred Stock (the “Series A Preferred Stock”) of Basic Energy Services, Inc. (the “Company”)
This Certificate relates to shares of Series A Preferred Stock held by (the “Transferor”) in*/:
☐    book entry form; or
☐    definitive form.
The Transferor has requested the Transfer Agent by written order to exchange or register the transfer of Series A Preferred Stock.
In connection with such request and in respect of such Series A Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Certificate of Designations relating to the above-captioned Series A Preferred Stock and that the transfer of this Series A Preferred Stock does not require registration under the Securities Act of 1933 (the “Securities Act”) because*/:
☐    such Series A Preferred Stock is being acquired for the Transferor’s own account without transfer;
☐    such Series A Preferred Stock is being transferred to the Company; or
☐    such Series A Preferred Stock is being transferred in reliance on and in compliance with Rule 144 under the Securities Act or with another exemption from the registration requirements of the Securities Act (and based on an Opinion of Counsel if the Company so requests).
[INSERT NAME OF TRANSFEROR]

By:
Date:

*/    Please check applicable box.

B-1

EXHIBIT C
OWNERSHIP NOTICE
[Legends to be added as provided in Section 13(a) of the Certificate of Designations]
This letter confirms and acknowledges that you are the registered owner of the number and the class or series of shares of capital stock of the Company listed on Schedule A to this letter.
In addition, please be advised that the Company will furnish without charge to each stockholder of the Company who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock, or series thereof, of the Company and the qualifications, limitations or restrictions of such preferences and/or rights, which are fixed by the Charter. Any such request should be directed to the Secretary of the Company.
[The shares of Series A Participating Preferred Stock of the Company have not been registered under the Securities Act and, accordingly, may not be offered, sold, pledged or otherwise transferred within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an effective registration statement under the Act or an exemption from the registration requirements of the Act.]2

Dated:

[ ], as Transfer Agent,

By:
Authorized Signatory

2To be included for Transfer Restricted Securities.

C-1